UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 6, 2025
Shutterstock, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35669	80-0812659
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 Fifth Avenue, 20th Floor
New York, NY 10118
(Address of principal executive offices, including zip code)

(646) 710-3417
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.01 par value per share	SSTK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 6, 2025, Shutterstock, Inc., a Delaware corporation (“Shutterstock”), entered into an Agreement and Plan of Merger(the “Merger Agreement”), by and among Shutterstock, Grammy HoldCo, Inc., a Delaware corporation and a direct wholly owned subsidiary of Shutterstock (“HoldCo”), and Grammy Merger Sub One, Inc., Delaware corporation and a direct wholly owned subsidiary of HoldCo (“Merger Sub 1”), Getty Images Holdings, Inc., a Delaware corporation (“Getty Images”), Grammy Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of Getty Images (“Merger Sub 2”), Grammy Merger Sub 3, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Getty Images (“Merger Sub 3”), pursuant to which, subject to the terms and conditions set forth therein, (a) Merger Sub 1 will be merged with and into Shutterstock, with Shutterstock surviving such merger as a wholly owned subsidiary of HoldCo (the “First Merger”), immediately followed by a conversion of Shutterstock into a Delaware limited liability company (the “LLC Conversion”), (b) Merger Sub 2 will be merged with and into Holdco (the “Second Merger”), with HoldCo surviving the Second Merger as a wholly owned subsidiary of Getty Images (the time of effectiveness of the Second Merger being hereinafter referred to as the “Effective Time”) and (c) immediately after the Second Merger, HoldCo will be merged with and into Merger Sub 3 (the “Third Merger”, together with the First Merger, the LLC Conversion and the Second Merger, the “Transactions”), with Merger Sub 3 surviving the Third Merger as a wholly owned subsidiary of Getty Images.

Shutterstock’s Board of Directors (the “Shutterstock Board”) has unanimously approved and declared advisable the Merger Agreement, the Transactions and the other transactions contemplated thereby.

Following execution of the Merger Agreement, on January 7, 2025, Getty Images delivered to Shutterstock a written consent (the “Getty Images Stockholder Written Consent”) executed by Getty Investments L.L.C., Mark Getty, the October 1993 Trust, The Options Settlement and Koch Icon Investments, LLC, collectively holding approximately 66% of the outstanding shares of Class A Common Stock, par value $0.0001 per share (“Getty Images Common Stock”) and thereby constituting a majority of the outstanding shares of Getty Images Common Stock, approving the issuance (the “Getty Image Stock Issuance”) of the Getty Images Common Stock in connection with the Transactions by the Getty Images stockholders (the “Getty Images Stockholder Approval”). No further approval of the Getty Images stockholders is required to approve the Getty Images Stock Issuance.

Consideration

On the terms and subject to the conditions set forth in the Merger Agreement, the aggregate consideration to be paid by Getty Images in respect of the outstanding shares of common stock, par value $0.01 per share, of Shutterstock (the “Shutterstock Common Stock”) will be:

(a)
an amount in cash equal to the product of $9.50 (the “Mixed Election Per Share Cash Consideration”) multiplied by the number of shares of Shutterstock Common Stock outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (including in respect of vested Shutterstock restricted stock units and performance stock units as of the Effective Time) (the “Total Cash Amount”); and

(b)
a number of shares of Getty Images Common Stock equal to the product of 9.17 (the “Mixed Election Exchange Ratio”) multiplied by the number of shares of Shutterstock Common Stock outstanding immediately prior to the Effective Time (including in respect of vested Shutterstock restricted stock units and performance stock units as of the Effective Time (the “Total Stock Amount”).

Each holder of shares of Shutterstock Common Stock will be entitled to elect to receive, subject to proration, for each share of Shutterstock Common Stock held by such holder:

(i)	cash consideration of $9.50 and 9.17 shares of Getty Images Common Stock (a “Mixed Election”);

(ii)	cash consideration of $28.8487 (a “Cash Election”); or

(iii)	13.67237 shares of Getty Images Common Stock (a “Stock Election”).

If no election is made by a holder, each of such holder’s shares of Shutterstock Common Stock shall be treated as having made a Mixed Election.

Each of the Total Cash Amount and Total Stock Amount will be fixed as of immediately prior to the Effective Time.  Therefore, as referenced above, cash elections will be subject to proration if cash elections are oversubscribed and stock elections will be subject to proration if stock elections are oversubscribed.

No fractional shares of Getty Images Common Stock will be issued in connection with the Transactions, and holders of shares of Shutterstock Common Stock will receive cash in lieu of any fractional shares of Getty Images Common Stock to which they otherwise would have been entitled.

If the Transactions are consummated, the Shutterstock Common Stock will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Treatment of Shutterstock Equity Awards

At the Effective Time, (a) each award of restricted stock units (other than Shutterstock PSU Awards, as defined below) in respect of shares of Shutterstock Common Stock (each, a “Shutterstock RSU Award”) that is vested and outstanding as of immediately prior to the Effective Time or, pursuant to its terms in effect as of the date of the Merger Agreement, would become vested as of the Effective Time, will be cancelled and converted into the right to receive, with respect to each share of Shutterstock Common Stock underlying such Shutterstock RSU Award, the Merger Consideration (as if the holders of such Shutterstock RSU Awards held shares of Shutterstock Common Stock, and subject to the election and proration mechanics described above), less applicable tax withholding or other authorized deductions, and (b) each outstanding award of performance stock units in respect of shares of Shutterstock Common Stock (each, a “Shutterstock PSU Award”) that is vested and outstanding as of immediately prior to the Effective Time will be cancelled and converted into the right to receive, with respect to each share of Shutterstock Common Stock underlying such Shutterstock PSU Award, the Merger Consideration (as if the holders of such Shutterstock PSU Awards held shares of Shutterstock Common Stock, and subject to the election and proration mechanics described above), less applicable tax withholding or other authorized deductions.

At the Effective Time, each outstanding and unexercised option to purchase shares of Shutterstock Common Stock (each, a “Shutterstock Option” and together with Shutterstock RSU Awards and Shutterstock PSU Awards, the “Shutterstock Equity Awards”) will be assumed by Getty Images and converted into an option to acquire shares of Getty Images Common Stock (each a “Converted Getty Images Option”) on the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to each Shutterstock Option immediately prior to the Effective Time, except that (a) the number of shares of Getty Images Common Stock, rounded down to the nearest whole number of shares of Getty Images Common Stock, subject to the Converted Getty Images Option will be equal to the product of (i) the number of shares of Shutterstock Common Stock subject to the Shutterstock Option immediately prior to the Effective Time multiplied by (ii) the Equity Award Exchange Ratio (as defined below) and (b) the per share exercise price of the Converted Getty Images Option, rounded up to the nearest whole cent, will be equal to the quotient of (i) the exercise price per share of Shutterstock Common Stock at which the Shutterstock Option was exercisable immediately prior to the Effective Time, divided by (ii) the Equity Award Exchange Ratio.  For purposes of the Merger Agreement, “Equity Award Exchange Ratio” means the sum of (i) the Mixed Election Exchange Ratio and (ii) the quotient of the Mixed Election Per Share Cash Consideration divided by the 10-day average closing stock price of Getty Images Common Stock for the period ending two (2) business days prior to the closing as quoted on NYSE.

With respect to each Shutterstock RSU Award and Shutterstock PSU Award that is outstanding immediately prior to the Effective Time and that is not converted into a right to receive the Merger Consideration, at the Effective Time, such Shutterstock RSU Award and Shutterstock PSU Award will be assumed by Getty Images and converted into a time-based award (a “Converted RSU Award” or “Converted PSU Award” as applicable) in respect of (a) an amount in cash equal to the number of shares of Shutterstock Common Stock subject to such Shutterstock RSU Award or Shutterstock PSU Award immediately prior to the Effective Time (which for purposes of Shutterstock PSU Awards will be determined based on target performance) multiplied by the Mixed Election Per Share Consideration and (b) that number of shares of Getty Images Common Stock rounded down to the nearest whole number of shares of Getty Images Common Stock, equal to the product of (i) the number of shares of Shutterstock Common Stock subject to such Shutterstock RSU Award or Shutterstock PSU Award as of immediately prior to the Effective Time (which for purposes of Shutterstock PSU Awards will be determined based on target performance) multiplied by (ii) the Mixed Election Exchange Ratio.  Each Converted RSU Award and Converted PSU Award will continue to have and will be subject to the same terms and conditions as applied to the corresponding Shutterstock RSU Award or Shutterstock PSU Award immediately prior to the Effective Time, except Converted PSU Awards will only be subject to the time-based vesting through the applicable vesting date of the Shutterstock PSU Award (which will be the vesting date set forth in the applicable award agreement governing the Shutterstock PSU Award without giving effect to any determination related to performance achievement).

At the Effective Time, Getty Images will assume all the obligations of Shutterstock under the Shutterstock equity incentive plans, and the number and kind of shares available for issuance under the Shutterstock equity incentive plans will be adjusted to reflect shares of Getty Images Common Stock in accordance with the provisions of the Shutterstock equity incentive plans.

Closing Conditions

Completion of the Transactions is subject to the satisfaction or waiver of certain closing conditions, including (a) the adoption of the Merger Agreement by Shutterstock stockholders (the “Shutterstock Stockholder Approval”) and the Getty Images Stockholder Approval, which condition was subsequently satisfied by the Getty Images Stockholder Written Consent, (b) Getty Images’ registration statement on Form S-4 to be filed in connection with the Transactions having become effective and the mailing of an information statement to Getty Images stockholders at least 20 business days prior to the closing, (c) the absence of any order, injunction or other order or law in certain jurisdictions prohibiting the Transactions or making the closing of the Transactions illegal, (d) the expiration of the applicable waiting period (and extensions thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of other regulatory approvals deemed necessary or advisable, (e) the shares of Getty Images Common Stock to be issued in the Transactions having been approved for listing on the NYSE, (f) the accuracy of each party’s representations and warranties, subject to certain standards set forth in the Merger Agreement, (g) the performance and compliance in all material respects of each party’s agreements and covenants under the Merger Agreement, (h) the absence of any Getty Images material adverse effect or Shutterstock material adverse effect, as applicable and subject to the definition thereof in the Merger Agreement, (i) delivery of an opinion of tax counsel that the Second Merger and the Third Merger, taken together, will qualify as a “reorganization” within the meaning of section 368(a) of the Internal Revenue Code of 1986, as amended, and (j) Getty Images having amended or otherwise refinanced its existing term loans and senior notes to extend the maturity of each to no earlier than February 19, 2028 (the “Existing Debt Modifications”).

Termination and Fees

The Merger Agreement may be terminated upon the mutual consent of Getty Images and Shutterstock.  In addition, either Getty Images or Shutterstock may terminate the Merger Agreement in certain circumstances, including if (a) the Transactions are not completed by January 6, 2026, subject to successive automatic extensions until as late as October 6, 2026, in accordance with the terms of the Merger Agreement, (b) certain governmental entities have issued a final and non-appealable governmental order or enacted a law prohibiting the Transactions or making the closing of the Transactions illegal, (c) the Shutterstock stockholders fail to adopt the Merger Agreement, or (d) the other party is in breach of the Merger Agreement in a manner that would result in a failure of an applicable closing condition (subject to the applicable cure period set forth in the Merger Agreement).

Getty Images may also terminate the Merger Agreement if, prior to the receipt of the Shutterstock Stockholder Approval, the Shutterstock Board makes an adverse recommendation change.  Shutterstock may also terminate the Merger Agreement (a) if, prior to the receipt of the Shutterstock Stockholder Approval, Shutterstock receives a superior proposal and substantially concurrently with the termination of the Merger Agreement, enters into a definitive agreement in respect of such superior proposal and pays a termination fee (as further described below) or (b) within three (3) business days after the expiration of a fifteen (15) business day marketing period, which begins after all conditions to closing (other than the condition related to the Existing Debt Modifications described above) have been satisfied or waived, or would be satisfied or waived at closing if by their nature they would be satisfied at closing, and at which time (i) Getty Images has not obtained each of the Existing Debt Modifications or (ii) Getty Images has not obtained the applicable financing necessary to fund the cash merger consideration and other amounts due at closing on the Closing Date (this clause (b), the “Financing Termination Right”).  The Financing Termination Right is not available to Shutterstock if (x) Shutterstock is in material breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement and such material breach has been the primary cause of any financing or the Existing Debt Modifications not being obtained or (y) Shutterstock is in breach of any representation, warranty, covenant or other agreement contained in the Merger Agreement that would result in the failure of a condition to closing being satisfied unless and until, in the case of clause (y), such breach is cured.

If the Merger Agreement is terminated under certain specified circumstances, including in connection with Shutterstock’s entry into a superior proposal, Shutterstock will be required to pay Getty Images a termination fee in the amount of $32,700,000.

If the Merger Agreement is terminated (a) under certain specified circumstances, Getty Images will be required to pay Shutterstock a termination fee in the amount of $32,700,000 and (b) by Shutterstock pursuant to the Financing Termination Right, Getty Images will be required to pay Shutterstock a termination fee in the amount of $40,000,000.  In no event will Getty Images be required to pay both termination fees.

Post Closing Governance

Following the closing, the Getty Images Board of Directors (the “Getty Images Board”) will have eleven (11) members, consisting of the Chief Executive Officer of Getty Images, six (6) directors to be designated by Getty Images from among the directors serving on the Getty Images Board as of immediately prior to the closing and four (4) directors to be designated by Shutterstock from among the directors serving on the Shutterstock Board as of immediately prior to the closing.  The directors designated by Shutterstock will be allocated as follows on the Getty Images Board: one (1) director in Class I; one (1) director in Class II; and two (2) directors in Class III.  Getty Images has agreed to nominate the director(s) designated by Shutterstock whose term is expiring at the next Getty Images’ annual meeting of stockholders following the closing for election to a subsequent term at such meeting.

Following the closing, Mark Getty is expected to be Chairman of the Getty Images Board and Craig Peters is expected to be the Chief Executive Officer of Getty Images.

Other Terms of the Merger Agreement

Getty Images and Shutterstock have made customary representations, warranties and covenants in the Merger Agreement, including, among others, covenants to use commercially reasonable efforts to conduct their respective businesses in all material respects in the ordinary course during the period between the date of the Merger Agreement and the earlier of the consummation of the Transactions or termination of the Merger Agreement.

The parties have also agreed to (a) use reasonable best efforts to take all actions necessary to consummate the Transactions, including cooperating to obtain the regulatory approvals necessary to complete the Transactions and (b) take all actions necessary to avoid or eliminate each and every impediment under any applicable laws; provided that the parties shall not be required to agree to any remedies (including divestitures) that would result in a Burdensome Condition (as defined in the Merger Agreement).

The Merger Agreement also prohibits Shutterstock from soliciting competing takeover proposals, except that, subject to customary exceptions and limitations, prior to receiving the Shutterstock Stockholder Approval, Shutterstock may provide information to, and negotiate with, a third party that makes an unsolicited takeover proposal if the Shutterstock Board determines that such takeover proposal would reasonably be expected to result in a superior proposal with respect to an alternative transaction and failure to take such actions would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law.  Getty Images is subject to similar restrictions.

Getty Images has agreed to enter into an amendment (the “Amended and Restated Registration Rights Agreement”) to its existing Registration Rights Agreement, dated July 22, 2022, by and among Getty Images and its stockholders party thereto, in connection with the closing of the Transactions, whereby (a) Jonathan Oringer will become a party to the Amended and Restated Registration Rights Agreement, entitled to the same registration rights as the other stockholders party thereto, and (b) within 90 days following the closing of the Transactions, Getty Images will coordinate with the stockholders party to the Amended and Restated Registration Rights Agreement to complete an underwritten secondary offering of shares of Getty Images Common Stock beneficially owned by such stockholders.

Getty Images has agreed to use reasonable best efforts to obtain the Existing Debt Modifications on or prior to the closing of the Transactions and ensure it will have at closing immediately available funds sufficient consummate the Transactions.

The parties are entitled to seek specific performance under the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.  A copy of the Merger Agreement has been included to provide Shutterstock stockholders with information regarding its terms and is not intended to provide any factual information about Getty Images, Shutterstock, HoldCo, Merger Sub 1, Merger Sub 2 and Merger Sub 3 or their respective affiliates.  The representations, warranties and covenants contained in the Merger Agreement have been made solely for the purposes of the Merger Agreement and as of specific dates; were made solely for the benefit of the parties to the Merger Agreement; are not intended as statements of fact to be relied upon by Shutterstock stockholders, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement itself; may no longer be true as of a given date; and may apply standards of materiality in a way that is different from what may be viewed as material by Shutterstock stockholders.  Shutterstock stockholders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties or their respective affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in Shutterstock’s public disclosures.  Shutterstock acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Form 8-K not misleading.  The Merger Agreement should not be read alone but should instead be read in conjunction with the other information regarding the Merger Agreement, the Transactions, the parties, their respective affiliates and their respective businesses, that will be contained in, or incorporated by reference into, an information statement that Shutterstock will file, as well as in the Forms 10-K, Forms 10-Q, Forms 8-K and other filings that Shutterstock will make with the U.S. Securities and Exchange Commission (the “SEC”).

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, Mr. Oringer entered into a Voting and Support Agreement (the “Voting Agreement”) with Getty Images, pursuant to which, subject to certain conditions, Mr. Oringer has committed to vote his shares of Shutterstock Common Stock (representing approximately 31% of the total voting power of the issued and outstanding Shutterstock Common Stock) in favor of, among other things, the adoption of the Merger Agreement and the approval of the Transactions and the other transactions contemplated thereby at any meeting of the Shutterstock stockholders called to vote upon the Transactions, and against any action or proposal in favor of any Shutterstock takeover proposal and certain other matters.  In addition, Mr. Oringer has agreed to (a) certain restrictions on transfers of his shares of Shutterstock Common Stock and associated voting rights, (b) waive any appraisal rights to which he may be entitled pursuant to applicable law in connection with the Transactions and (c) cooperate with Getty Images in connection with seeking regulatory approvals required in connection with the Transactions.  The Voting Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the closing, or (iii) any amendment to the Merger Agreement that adversely affects the consideration payable to Mr. Oringer.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the Voting and Support Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Significant Stockholder Agreement

Also concurrently with the execution of the Merger Agreement, the Getty Family Stockholders, the Koch Stockholder and Mr. Oringer (each, a “Significant Stockholder”) entered into a Significant Stockholder Agreement (the “Significant Stockholder Agreement”).  Pursuant to the Significant Stockholder Agreement, the Getty Family Stockholders, the Koch Investor and Mr. Oringer have agreed to certain restrictions on transfers of their shares of Getty Images Common Stock following the closing of the Transactions, including (a) any transfers during the 90 days following the closing or (b) thereafter, to any direct competitor of Getty Images or any activist shareholder, in each case subject to certain limited exceptions including in sales through open market transactions.  These restrictions terminate based on certain thresholds of the Significant Stockholders’ beneficial ownership.

Pursuant to the Significant Stockholder Agreement, the Getty Family Stockholders and the Koch Stockholder are entitled to certain rights to designate directors to the Getty Images Board, subject to ownership thresholds.  Based on expected ownership of the Getty Family Stockholders and the Koch Stockholder immediately following the closing, the Getty Family Stockholders are expected to be entitled to designate two (2) directors to the Getty Images Board and the Koch Stockholder is expected to be entitled to designate one (1) director to the Getty Images Board.  For so long as the Getty Family Stockholders are entitled to designate two (2) directors to the Getty Images Board, the Getty Family Stockholders will be entitled to designate the Chairman of the Getty Images Board.  For so long as the Getty Family Stockholders and the Koch Stockholder are entitled to designate at least one (1) director to the Getty Images Board, each of Getty Family Stockholders and the Koch Stockholder, as applicable, shall be entitled to appoint an observer to the Getty Images Board.

The foregoing description of the Significant Stockholder Agreement does not purport to be complete and is qualified in its entirety by the Significant Stockholder Agreement, a copy of which is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Letter Agreements

Also concurrently with the execution of the Merger Agreement, the Getty Family Stockholders and the Koch Stockholder have each entered into a Letter Agreement with Getty Images, in each case dated as of January 6, 2025, wherein (a) the Getty Family Stockholders and the Koch Stockholder have agreed to certain restrictions on transfers of their shares of Getty Images Common Stock and associated voting rights until the earlier of (i) termination of the Merger Agreement in accordance with its terms or (ii) the closing, (b) each of the Getty Family Stockholders and the Koch Stockholder have agreed to cooperate with Getty Images in connection with (A) termination of the Existing Stockholders Agreement, to be effective as of closing and (B) seeking regulatory approvals required in connection with the Transactions, and (c) Getty Images has agreed to provide reimbursement of the Getty Family Stockholders and the Koch Stockholder for certain expenses incurred in connection with the Transactions, in each case up to a cap of $400,000 (such cap does not apply to expenses incurred in connection with litigation or regulatory approvals).  CC NB Sponsor 2 Holdings LLC and CC Capital SP, LP (“CC Capital”) and Neuberger Berman Opportunistic Capital Solutions Master Fund LP (“NBOKS”) have also each entered into a Letter Agreement with Getty Images, in each case dated as of January 6, 2025, which contain similar provisions with respect to reimbursement for certain of their expenses incurred in connection with the Transactions and their cooperation in connection with termination of the Existing Shareholders Agreement, to be effective as of the closing.

The foregoing description of the Letter Agreements does not purport to be complete and is qualified in its entirety by the Letter Agreements, copies of which are filed as Exhibits 10.3 and 10.4 hereto and are incorporated by reference herein.

Item 7.01 Regulation FD Disclosure.

On January 7, 2025, Getty Images and Shutterstock jointly issued a press release announcing their entry into the Merger Agreement.  The full text of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.  The information contained in Item 7.01 of this Current Report on Form 8-K, including the information in Exhibit 99.1 attached to this report, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section.  Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed transaction, Shutterstock intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”), which will be included in the registration statement on Form S-4 intended to be filed by Getty Images and that also will include an information statement of Getty Images and constitute a prospectus with respect to shares of Getty Images’ common stock to be issued in the transactions (the “proxy and information statement/prospectus”).  Each of Getty Images and Shutterstock may also file with or furnish to the SEC other relevant documents regarding the proposed transaction. This filing is not a substitute for the proxy and information statement/prospectus or any other document that Getty Images or Shutterstock may file with or furnish to the SEC. The definitive proxy and information statement/prospectus (if and when available) will be mailed to stockholders of Getty Images and Shutterstock. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY AND INFORMATION STATEMENT/PROSPECTUS (WHEN AVAILABLE) AND ALL OTHER RELEVANT DOCUMENTS THAT ARE OR WILL BE FILED WITH OR FURNISHED TO THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND RELATED MATTERS. Investors and security holders will be able to obtain free copies of the proxy and information statement/prospectus (if and when available) and other documents containing important information about Getty Images, Shutterstock and the proposed transaction, once such documents are filed with or furnished to the SEC through the website maintained by the SEC at www.sec.gov.  Copies of the documents filed with or furnished to the SEC by Getty Images will be available free of charge on Getty Images’ website at investors.gettyimages.com.  Copies of the documents filed with or furnished to the SEC by Shutterstock will be available free of charge on Shutterstock’s website at investor.shutterstock.com.

Participants in the Solicitation

This communication is not a solicitation of proxies in connection with the proposed transaction. Getty Images, Shutterstock and certain of their respective directors and executive officers and other members of their respective management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information about the directors and executive officers of Getty Images, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Getty Images’ proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 24, 2024. Information about the directors and executive officers of Shutterstock, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Shutterstock’s proxy statement for its 2024 annual meeting of stockholders, which was filed with the SEC on April 26, 2024. Other information regarding the participants in the proxy solicitations and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy and information statement/prospectus and other relevant materials to be filed with or furnished to the SEC regarding the proposed transaction. You may obtain free copies of these documents using the sources indicated above.

No Offer or Solicitation

This communication is not intended to and shall not constitute an offer to buy or sell or the solicitation of an offer to buy or sell any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made, except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

The statements in this communication, and any related oral statements, include forward-looking statements concerning Getty Images, Shutterstock, the proposed transaction described herein and other matters. All statements, other than historical facts, are forward-looking statements.  Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, financings or otherwise, based on current beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations.  Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur or the timing thereof.  Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology including “believes,” “expects,” “may,” “will,” “should,” “could,” “might,” “seeks,” “intends,” “plans,” “pro forma,” “estimates,” “anticipates,” “designed,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology, but not all forward-looking statements include such identifying words.  Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary.  The forward-looking statements in this communication relate to, among other things, obtaining applicable regulatory and stockholder approvals on a timely basis or otherwise, satisfying other closing conditions to the proposed transaction, on a timely basis or otherwise, the expected tax treatment of the transaction, the expected timing of the transaction, and the integration of the businesses and the expected benefits, cost savings, accretion, synergies and growth to result therefrom.  Important factors that could cause actual results to differ materially from such forward-looking statements include, among other things: failure to obtain applicable regulatory or stockholder approvals in a timely manner or otherwise; interloper risk; failure to satisfy other closing conditions to the transaction or to complete the transaction on anticipated terms and timing (or at all); negative effects of the announcement of the transaction on the ability of Shutterstock or Getty Images to retain and hire key personnel and maintain relationships with customers, suppliers and others who Shutterstock or Getty Images does business, or on Shutterstock or Getty Images’ operating results and business generally; risks that the businesses will not be integrated successfully or that the combined company will not realize expected benefits, cost savings, accretion, synergies and/or growth, as expected (or at all), or that such benefits may take longer to realize or may be more costly to achieve than expected; the risk that disruptions from the transaction will harm business plans and operations; risks relating to unanticipated costs of integration; significant transaction and/or integration costs, or difficulties in connection with the transaction and/or unknown or inestimable liabilities; restrictions during the pendency of the transaction that may impact the ability to pursue certain business opportunities or strategic transactions; potential litigation associated with the transaction; the potential impact of the announcement or consummation of the transaction on Getty Images’, Shutterstock’s or the combined company’s relationships with suppliers, customers, employers and regulators; demand for the combined company’s products; potential changes in the Getty Images stock price that could negatively impact the value of the consideration offered to the Shutterstock stockholders; the occurrence of any event that could give rise to the termination of the proposed transaction; and Getty Images’ ability to complete any refinancing of its debt or new debt financing on a timely basis, on favorable terms or at all.  A more fulsome discussion of the risks related to the proposed transaction will be included in the proxy and information statement/prospectus.  For a discussion of factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the section captioned “Risk Factors” in each of Getty Images’ and Shutterstock’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, subsequent Quarterly Reports on Form 10-Q and other filings with the SEC.  Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward looking statements.  While the list of factors presented here is, and the list of factors presented in the proxy and information statement/prospectus will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties.  Unlisted factors may present significant additional obstacles to the realization of forward looking statements.  Neither Getty Images nor Shutterstock assumes, and each hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of January 6, 2025, by and among Getty Images, Merger Sub 2, Merger Sub 3, Shutterstock, HoldCo and Merger Sub 1.
10.1	Voting and Support Agreement, dated as of January 6, 2025, by and between Getty Images and Jonathan Oringer.
10.2	Significant Stockholder Agreement, dated as of January 6, 2025, by and among Getty Images, the Getty Family Stockholders, the Koch Stockholder and Jonathan Oringer.
10.3	Letter Agreement, dated as of January 6, 2025, by and among Getty Images and the Getty Family Stockholders.
10.4	Letter Agreement, dated as of January 6, 2025, by and between Getty Images and the Koch Stockholder.
99.1	Press Release, dated as of January 7, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHUTTERSTOCK, INC.

Dated: January 7, 2025	By:	/s/ Paul Hennessy
Name: Paul Hennessy
Title: Chief Executive Officer